Principal Life Insurance Company 711 High Street, Des Moines, IA 50392 515 247 5111 tel

April 30, 2024

Via EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street, NE
Washington D.C. 20549

RE:    Principal Life Insurance Company
    Variable Life Separate Account
    Principal Executive Variable Universal Life
    Post-Effective Amendment No. 25 to Registration Statement on Form N-6
    File No. 811-05118, 333-81714

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Scott Van Wyngarden

Scott Van Wyngarden
Counsel
711 High Street
Des Moines, IA 50392-0300
(515) 247-6785
VanWyngarden.Scott@Principal.com